                                                                EXHIBIT (10)-1


                         WISCONSIN ENERGY CORPORATION
                         ----------------------------

                     EXECUTIVE DEFERRED COMPENSATION PLAN
                     ------------------------------------



































                           Effective January 1, 1989


                 As Amended and Restated as of January 1, 1994















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                         WISCONSIN ENERGY CORPORATION
                         ----------------------------
                     EXECUTIVE DEFERRED COMPENSATION PLAN
                     ------------------------------------

I.    OBJECTIVES
      ----------

      This Executive Deferred Compensation Plan (the "Plan") is maintained by Wisconsin Energy Corporation (the "Company"), effective January 1, 1989, to enable eligible participants, on a calendar year basis, an opportunity to defer income until retirement or other termination of employment.

II.   ELIGIBILITY
      -----------

      Elected officers and other management or highly compensated employees of the Company and its utility subsidiaries as may be designated by the Chief Executive Officer of the Company and approved by the Company's Board of Directors (the "Board") and by the Board(s) of Directors of the employing company or companies are eligible to participate in the Plan. It is intended that participation in the Plan be limited to a select group of management or highly compensated employees within the meaning of Title 1 of the Employee Retirement Income Security Act and that the designation of eligible participants will generally occur near the end of a calendar year, to become effective as of the start of the immediately following calendar year.

III.  DEFINITION OF COVERED COMPENSATION
      ----------------------------------

      Compensation that may be deferred into the Plan includes:

      (1)   Annual base salary,
      (2) Individual Incentive Awards under the Company's Executive Incentive Compensation Plan, and
      (3) Performance awards under the Company's Short-Term Performance Plan or other such short-term performance plan(s) as approved by the Board.

IV.   AMOUNT OF COMPENSATION WHICH MAY BE DEFERRED
      --------------------------------------------

      Participants in the Plan may elect to defer up to 30% of base salary compensation, and 25%, 50%, 75% or 100% of their Performance Awards as described hereinafter. Regarding such other Board approved short-term performance plan(s), the amount of compensation which may be deferred will be specified in the respective plan(s).

V.    DEFERRAL ELECTIONS
      ------------------

      (1)   BASE SALARY

            A participant may elect to defer from 1% to 30% of monthly base salary (defined as the aggregate monthly base salary from the Company and its utility subsidiaries). A written deferral election form regarding base salary must be filed with the Company on or before December 31st of a particular calendar year, to

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                                     - 2 -

            take effect only as to compensation earned from and after the January 1st of the immediately following year. However, if an individual is designated as eligible to participate in the Plan effective as of a date other than a January 1st, the deferral election form regarding base salary must be filed with the Company prior to such special effective date and such form shall apply only to compensation earned after the special effective date.

      (2)   PERFORMANCE AWARDS AND SUCH OTHER AWARDS AS APPROVED BY THE BOARD

            A participant may elect to defer from 25% to 100% (increments of 25%) of any Performance Award under the Company's Short-Term Performance Plan. A written deferral election form regarding a Performance Award which may ultimately become payable on account of a participant's services during the calendar year under the Company's Short-Term Performance Plan (or any other Board approved short-term performance plan) must be filed with the Company no later than December 31st of such calendar year and in any event, prior to the time that the participant has earned an absolute and unconditional right to payment.

      (3)   DEFERRAL ELECTION RULES

            A participant may revoke any deferral election regarding base salary under (1) above at any time by giving written notice of revocation to the Company; such notice shall become effective the first day of the month immediately following receipt of such notice by the Company. A participant may not revoke a deferral election regarding either portion of an Incentive Award, a Performance Award or any such like award once such election has been made. Any election or revocation will be given prospective effect only and will not affect prior deferrals.

VI.   INTEREST CREDITED
      -----------------

      (1) An amount equivalent to the deferrals elected regarding base salary, Incentive Awards, Performance Awards, or such other Board approved short-term performance plan awards shall be credited to a bookkeeping account on the records of the Company in the name of the participant, at the time when such base salary, Incentive Awards, Performance Awards or other awards would otherwise have been payable in cash had the participant not made such deferral elections. Such account shall be simply an unsecured claim against the general assets of the Company. A participant shall have no interest in such account, which is established merely as an accounting convenience.

      (2) Interest shall accrue on the average balance in each participant's account which interest shall be determined by averaging the beginning and ending balance of such account within the period intervening since interest was last credited to the account (except, in the case of a new participant, within the period from the effective date of such participant's participation in the Plan to the next June 30 or December 31 or the date such participant terminates participation, whichever is earlier) and shall be credited to the account semiannually, as of June 30 and December 31 of each year, until all distributions to which the participant, the participant's estate or beneficiary is entitled shall have
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                                     - 3 -

            been made. Whenever a lump sum amount or final distribution is made as of a date other than June 30 or December 31, interest shall be credited to the account as of such payment date.

      (3) The rate of interest used under (2) above shall be the "Firstar Bank, Milwaukee, N.A. prime rate" which means the rate of interest adopted by Firstar Bank, Milwaukee, N.A., from time to time, as the base rate for interest rate determinations. Such rate of interest in effect on June 30 shall be used for the period ending June 30, and such rate as in effect on December 31 shall be used for the period ending December 31 of each year, except for any period in which any lump sum amount or final distribution from an account is made as of a date other than June 30 or December 31, in which case the rate of interest shall be the Firstar Bank, Milwaukee, N.A. prime rate in effect on the date interest was last credited as determined under (2) above.

VII.  VESTING
      -------

      Participants are always 100% vested in amounts deferred to the Plan plus interest credited to their account.

VIII. BENEFIT PAYMENT
      ---------------

      (1)   IN THE EVENT OF RETIREMENT

            At the time when a participant completes any deferral election form under this Plan, the participant shall also irrevocably specify the method of payment in which all deferred compensation covered by such election form shall be made if the participant terminates service with the Company or its utility subsidiaries because of "retirement". For purposes of the Plan, "retirement" shall have occurred if the participant terminates service and thereupon begins to receive an immediate retirement income benefit under the Company's or a utility subsidiary's tax-qualified defined benefit retirement plan or would have been able to receive such an income had he been covered under such plan. The available methods under such circumstances are:

            (i) a single lump sum payment as soon as practical after the participant's retirement,

            (ii) a single lump sum payment to be made as of the first business day of the year immediately following the participant's retirement,

            (iii) payment over a ten-year period [as of the first business day of the January immediately following the participant's retirement, 1/10th of the amount credited to the participant's account (the "principal amount") shall be paid to the participant and as of the first business day of each January thereafter, 1/10th of the principal amount and in addition thereto any interest credited to the account in the period intervening since the last payment shall be paid until a total of ten payments have been made. If any share equivalents portion of an Incentive award shall be first credited to the participant's account during the ten-year period, it shall be treated for payout purposes solely as an
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                  additional interest credit.  Such ten payments, regardless of the total amount thereof, shall constitute full payment of all amounts due the Participant under this Plan],

            (iv) payment over a five year period [calculated in the same fashion as provided in subparagraph (iii) above, but substituting "1/5th" for "1/10th" and "five" for "ten" wherever the same appear].

            A participant shall have the right to designate a beneficiary or beneficiaries to receive a distribution with respect to any portion of such participant's account remaining unpaid at the participant's death. Such designation shall be effected by filing written notification with the Company in the form prescribed by it and may be changed from time to time by similar action. If the participant fails to make such designation, or if the beneficiary predeceases the participant, any such distribution shall be paid to the participant's estate within six months after the Company has been notified of such death.

            If a retired participant dies before all payments have been made under the selected method, the remaining payments shall be paid to the beneficiary for the balance of the applicable ten- or five-year period (or under the lump sum method, if that was in effect). If the last beneficiary shall die before receiving the full amount payable under this Plan, then the balance of the account not paid shall be paid in a single lump sum to the estate of such beneficiary within six months after the Company has been notified of such death.

      (2)   IN THE EVENT OF DEATH PRIOR TO TERMINATION OF EMPLOYMENT

            If a participant dies prior to termination of employment with the Company or its utility subsidiaries, the designated beneficiary shall be paid the entire balance of the account in a single lump sum, with such distribution to be made within six months after the Company has been notified of such death. If the participant has failed to designate a beneficiary, or if the beneficiary predeceases the participant, the entire balance of the account shall be paid to the participant's estate within six months after the Company has been notified of such death.

      (3)   IN THE EVENT OF TERMINATION FOR REASON OTHER THAN RETIREMENT OR
            DEATH

            If a participant terminates employment with the Company or its utility subsidiaries for a reason other than retirement or death, the participant's account shall be paid to the participant in a single lump sum. Such distribution will be made within 90 days of termination of employment.

      (4)   NO ACCELERATION OF INCENTIVE AWARD PAYMENT

            It is recognized that the Company's Executive Incentive Compensation Plan (under which the last Incentive Award was made in January of 1992 and which Plan has been currently replaced by the Short-Term Performance Plan) provided for a three-year deferred payout of the share equivalents portion of any Incentive Award. Thus, a participant who filed a deferral election form as to any part of the share equivalents portion of an Incentive Award
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                                     - 5 -

            for a particular year will not have any amount with respect thereto credited to his account until the end of such three-year period. Further, nothing in this Article VIII shall accelerate the time when the aforesaid three-year period expires, so that whenever reference is made in this Plan to a single lump sum payment, this Plan refers only to amounts already credited to the participant's account at the time, not to future credits to the account that would have accrued had the participant continued in service.

      (5)   OPTIONAL LUMP SUM PAYMENTS UPON APPROVAL BY BOARD

            Notwithstanding any other provision hereof, a participant at the time of retirement may make a written request to the Board for a single lump sum payment of all amounts covered by this Article VIII and Article IX as soon as practical after the participant's retirement. As to any "make whole" retirement income or long-term disability benefit covered by Article IX, the same shall be converted into a single lump sum payment equal to the then present value of such benefit, calculated using (i) an interest rate equal to the five-year United States Treasury Note yield in effect on the last business day of the month prior to the payment as such yield is reported in the WALL STREET JOURNAL or comparable publication, (ii) the mortality tables then in use under the qualified defined benefit plan of the Company or its subsidiaries applicable to the participant, and (iii) any other factors needed in order to determine the present value of the "make whole" long-term disability benefit covered by Article IX as determined in good faith by the Company. The Board, in its sole and absolute discretion, may grant or deny such request.

      (6)   MANDATORY LUMP SUM PAYMENTS UPON CHANGE IN CONTROL

            For purposes of this Plan, a "Change in Control" with respect to the Company shall mean the occurrence of any of the following events, as a result of one transaction or a series of transactions:

            (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding the Company, its affiliates and any qualified or non-qualified plan maintained by the Company or its affiliates) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under such Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities;

            (b) individuals who constitute a majority of the Board immediately prior to a contested election for positions on the Board cease to constitute a majority as a result of such contested election;

            (c) the Company is combined (by merger, share exchange, consolidation, or otherwise) with another corporation and as a result of such combination, less than 60% of the outstanding securities of the surviving or resulting corporation are owned in the aggregate by the former shareholders of the Company;

            (d) the Company sells, leases, or otherwise transfers all or substantially all of its properties or assets not in the ordinary course of business to another person or entity; or

            (e) the Board determines in its sole and absolute discretion that there has been a Change in Control of the Company.

            These Change in Control provisions shall apply to successive Changes in Control on an individual transaction basis.

            Upon the occurrence of a Change in Control, then notwithstanding any other provision of this Plan, the Company shall promptly cause to be paid to each active and retired participant or beneficiary receiving benefits under this Plan a single lump sum payment for all amounts covered by this Article VIII and Article IX (calculated as set forth in paragraph (5) above), without regard to whether any participant's employment with the Company or any of
            its subsidiaries is continuing.   However, if the participant in
            fact so continues and this Plan continues, appropriate provisions shall be made so that any subsequent payments made from this Plan are reduced to reflect the value of such lump sum payment.

IX. "MAKE WHOLE" RETIREMENT INCOME BENEFIT, COMPANY SAVINGS PLAN MATCH AND LONG-TERM DISABILITY BENEFIT

      (1) "MAKE WHOLE" RETIREMENT INCOME BENEFIT WITH RESPECT TO BASE SALARY DEFERRALS

            Base salary which is deferred pursuant to this Plan cannot be included in the compensation base for calculating retirement income under qualified defined benefit retirement plans of the Company and its utility subsidiaries (the "Pension Plans"). Therefore, a "make whole" benefit will be paid from this Plan as a pension supplement to a participant whose deferrals of base salary hereunder result in a lesser pension payment under the Pension Plans. Such pension supplement shall equal the monthly amount by which the participant's pension under the Pension Plans (calculated for this purpose without regard to any limitation on benefits imposed by Section 415 of the Internal Revenue Code or the $200,000 limitation on annual compensation, as adjusted from time to time, imposed by Section 401(a)(17) of such Code; hereinafter, the "IRS Limitations") was less because deferrals of base salary under this Plan were not taken into account in the calculation of such participant's pension (but the amount of any Monthly Benefit A applicable to the participant under the Company's Supplemental Executive Retirement Plan shall be taken into account to avoid any duplication of the pension supplement provided hereunder). Payment of such pension supplement shall commence at the same time and be paid in the same form as the benefit paid under the Pension Plans. This section applies to all forms of pensions payable under the Pension Plans, including spousal pensions. All pension supplements paid hereunder shall be paid out of general corporate assets or out of a grantor trust as provided in Article XII hereof.


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                                     - 7 -

      (2) "MAKE WHOLE" RETIREMENT INCOME BENEFIT WITH RESPECT TO PERFORMANCE AND INCENTIVE AWARDS AND SUCH OTHER AWARDS AS APPROVED BY THE BOARD

            Performance and Incentive Awards are excluded from the compensation base used for calculating retirement income under the Pension Plans. Further, in certain circumstances, a participant may have been granted a special award and such special awards are likewise excluded. Therefore, a "make whole" benefit will be paid from this Plan as a pension supplement to a participant whose pension paid under the Pension Plans would have been greater had a Performance Award, Incentive Award or special awards been included in the compensation base of the Pension Plans. Such pension supplement shall equal the monthly amount of increase in the participant's pension benefit under the Pension Plans (calculated for this purpose without regard to the IRS Limitations) that would have resulted if the amount of any Performance Award, Incentive Award or special award, calculated as to an Incentive Award or Performance Award at the time of its determination by the Board under Article VI(1) of the Wisconsin Energy Corporation Executive Incentive Compensation Plan or under Article 5 of the Short Term Performance Plan and as to such special award at the time of its determination by the Board, had then been paid in full as base salary (but the amount of any Monthly Benefit A applicable to the participant under the Company's Supplemental Executive Retirement Plan shall be taken into account to avoid any duplication of the pension supplement provided hereunder). Since the date of determination rather than the date of payment is controlling for purposes of the calculation of such pension supplement, the actual date of payment of any Performance, Incentive or special award and the amount of any Performance, Incentive or special award at the time of payment shall be disregarded. Payment of such pension supplement shall commence at the same time and be paid in the same form as the benefit paid under the Pension Plans. This section applies to all forms of pensions payable under the Pension Plans, including spousal pensions. All pension supplements paid hereunder shall be paid out of general corporate assets or out of a grantor trust as provided in Article XII hereof. Any other Board approved short-term performance plan must also have Board approval for specific inclusion in this "make whole" retirement income benefit or such inclusion must be specified in such other Board approved short-term performance plan prior to the payment of any "make whole" retirement income benefit hereunder.

      (3)   MANAGEMENT EMPLOYEE SAVINGS PLAN MATCH

            It is the intent of this Plan that a participant not suffer any loss with respect to an employer savings plan match under the Management Employee Savings Plan of the Company and its utility subsidiaries (the "Savings Plan") because of (a) having elected deferrals of base salary under this Plan, (b) the limitation imposed by Section 402(g)(1) of the Internal Revenue Code (the "$7,000 Adjusted Limit") on the amount of a participant's Savings Plan elective deferral contributions, (c) the $200,000 limitation on annual compensation, as adjusted from time to time, imposed by
            Section 401(a)(17) of such Code (the "$200,000 Adjusted Limit"), or (d) any limitation on benefits and contributions imposed by
            Section 415 of such Code (the "Section 415 Limits"). Therefore, with respect to Savings Plan elective deferral contributions which would have been made by a participant had the Savings Plan salary deferral contribution percentage actually chosen by such participant been applied to all of such participant's otherwise eligible Savings Plan compensation for the Savings Plan year involved (including the deferrals of base salary elected under this Plan) and without regard to the $7,000 or $200,000 Adjusted Limits or the Section 415 Limits, a special contribution equal to the additional employer matching contribution that would have been made to the Savings Plan will be credited to such participant's account in this Plan at the same time or times that it would have been credited under the Savings Plan if allowed thereunder. An example of the calculation of such special contribution is shown on Exhibit 1 attached to and made a part of this Plan.

      (4)   "MAKE WHOLE" LONG-TERM DISABILITY BENEFIT

            It is the intent of this Plan that a participant not suffer any loss with respect to a disability benefit under the Long-Term Disability Benefit Plan applicable to employees of the Company and its utility subsidiaries (the "LTD Plan") because of either the exclusion of base salary deferred under this Plan from the compensation base in the LTD Plan ("Salary Deferral") or the $200,000 limitation on annual compensation, as adjusted from time to time, imposed by Section 505(b)(7) of the Internal Revenue Code (the "IRS Special Limit"). Therefore, in the event a participant of this Plan becomes eligible for and begins to receive a disability benefit from the LTD Plan and the amount of such disability benefit is limited because of application of Salary Deferral or the IRS Special Limit, a "make whole" disability benefit shall be paid from this Plan as a supplement to the disability benefit paid from the LTD Plan. Such LTD supplement shall equal the monthly amount by which the participant's disability benefit under the LTD Plan was less because of application of Salary Deferral and the IRS Special Limit. Such LTD supplement shall commence at the same time as the disability benefit paid under the LTD Plan and continue for so long as such disability benefit is paid. All LTD supplements paid hereunder shall be paid out of general corporate assets or out of a grantor trust as provided in Article XII hereof.

X.    PLAN AMENDMENT

      The Board reserves the right to amend, modify or terminate this Plan at any time; provided, however, no such action will reduce the amounts then credited to any participant's account or change the time and manner of payment of the value thereof, without the consent of the participant, if living, or the participant's designated beneficiary or beneficiaries, if the participant is not living.

XI.   CLAIM PROCEDURE

      The participant or the participant's beneficiary (a "Claimant") may file a written request for benefits or claim with the Company under this Plan. In the event of any dispute with respect to such a claim, the following claim procedures shall apply:

      (1) The Company acting as the administrator for this Plan, shall notify the Claimant within 90 days of receipt by the Company of a written claim of its allowance or denial, unless the Claimant receives written notice from the Company prior to the end of the initial 90-day period indicating that special circumstances require an extension of time for decision. A written notice of decision shall be provided to the Claimant and if the claim is denied in whole or in part, the notice shall contain the following information: the specific reasons for the denial; specific reference to pertinent provisions of the Plan on which the denial is based; if applicable, a description of any additional material information necessary to perfect the claim and an explanation of why such information is necessary; and an explanation of the claim review procedure.

      (2) A Claimant is entitled to request a review of any denial of his/her claim by the Board or Committee thereof. The request for review must be submitted in writing within 60 days of mailing of notice of the denial. Absent a request for review within the 60-day period, the claim will be deemed to be conclusively denied. The Claimant or the Claimant's representative shall be entitled to review all pertinent documents, and to submit issues and comments orally and in writing. The Board or Committee thereof shall render a review decision in writing, within 60 days after receipt of a request for a review, provided that, in special circumstances (such as the necessity of holding a hearing) the Board or Committee thereof may extend the time for decision by not more than 60 days upon written notice to the Claimant. The Claimant shall receive written notice of the separate review decision of the Board or Committee thereof, together with specific reasons for the decision and reference to the pertinent provisions of this Plan.

      (3) The Company, as administrator for this Plan (whether acting through its employees, the Board or a Committee thereof), shall have full and complete discretionary authority to construe and interpret this Plan and to decide any matter presented through the claims review procedure. Any final determination by the administrator shall be binding on all parties. If challenged in court, such determination shall not be subject to DE NOVO review and shall not be overturned unless proven to be arbitrary and capricious based upon the evidence considered by the administrator at the time of such determination.

XII.  MISCELLANEOUS

      (1) Neither the Company nor the participant nor any beneficiary shall have the power to transfer, assign, encumber, commute or anticipate any amounts payable hereunder.

      (2) The Company shall have the right to withhold from any amounts payable hereunder any taxes or other amounts required by any governmental authority to be withheld. The Company may establish a grantor trust to serve as a vehicle to hold such contributions as the Company may choose to make to pre-fund its obligations for benefits hereunder, but the trust shall be designed so that this Plan remains an unfunded plan and a participant's rights to benefits under this Plan shall be those of an unsecured creditor of the Company.

      (3) Every person receiving or claiming payments under this Plan shall be conclusively presumed to be mentally competent until the date on which the Company receives a written notice, in form and manner acceptable to it, that such person is incompetent and that a guardian, conservator, or other person legally vested with the care of such person's estate has been appointed. In the event a guardian or conservator of the estate of any person receiving or claiming payments under this Plan shall be appointed by a court of competent jurisdiction, payments may be made to such guardian or conservator provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Company. Any such payment so made shall be a complete discharge of any liability therefor.

      (4) Participation in this Plan, or any modifications thereof, or the payment of any benefits hereunder, shall not be construed as giving to the participant any right to be retained in the service of the Company or its subsidiaries, limiting in any way the right of the Company or its subsidiaries to terminate the participant's employment at any time, evidencing any agreement or understanding, express or implied, that the Company or its subsidiaries will employ the participant in any particular position or at any particular rate of compensation and/or guaranteeing the participant any right to receive a salary increase in any year, such increase being granted only at the sole discretion of the Board.

      (5) The Company, or its utility subsidiaries, or their Boards of Directors or any committees thereof, or any officer or director of the Company or its utility subsidiaries or any other person shall not be liable for any act or failure to act hereunder, except for gross negligence or fraud.

                                    - 11 -
                                   EXHIBIT 1
               SPECIAL CONTRIBUTION ATTRIBUTABLE TO SAVINGS PLAN
                                    EXAMPLE

ASSUMPTIONS: The participant will have pre-deferred compensation in 1994 of $240,000. The participant has signed up for a Savings Plan deferral contribution percentage of 6% of pay. The Savings Plan calls for an employer match of 50% of the elective deferral contribution made by the participant up to 6% of pay. The participant has also elected a deferral of 15% of base salary under the Executive Deferred Compensation Plan for 1994. Article IX(3) of the Plan requires a comparison between the actual employer matching contribution received by the participant under the Savings Plan and the matching contribution that would have been received, but for the deferrals under the Plan and the application of the $7,000 and $200,000 Adjusted Limits and the Section 415 Limits (this Example simply assumes flat $7,000 and $200,000 limits, whereas in reality the actual adjusted limits applicable in 1994 would apply) as follows:

    ACTUAL SAVINGS PLAN MATCH            v.   HYPOTHETICAL SAVINGS PLAN MATCH

Monthly Pay:                                  Monthly Pay:

Gross                   $240,000              $240,000/12   =   $20,000
15% Deferral             -36,000
                        --------
Net                     $204,000

$204,000/12    =        $ 17,000
                                              Hypothetical Elective Monthly
Elective Monthly Deferral                     Deferral to Savings
Contribution Plan:                            Contributions to Savings Plan:

$ 17,000 x  6% =        $  1,020              $ 20,000 x 6% =   $ 1,200

Elective Deferral Contribution
Over First 6 Months:

$  1,020 x  6  =        $  6,120

Elective Deferral
Contribution 7th Month
($7,000 Limit):         $    880

Actual Employer Savings Plan Match:           Hypothetical Employer Savings
                                              Plan Match:
50% of $1,020 x 6 =     $  3,060
50% of $  880 x 1 =     $    440              50% of $1,200 x 12 = $7,200
                        --------                                   ------
Total Actual                                  Total Hypothetical
Employer Match:   =     $  3,500              Employer Match:    = $7,200

                       SPECIAL CONTRIBUTION CALCULATIONS

                     Hypothetical Employer Match   $7,200
                     Less Actual Employer Match   - 3,500
                                                  -------

                     Special Contribution to be
                     Credited to Participant's
                     Records                        3,700